UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2006

SUPERVALU INC.

(Exact name of registrant as specified in its charter)

Delaware	1–5418	41–0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11840 Valley View Road Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 828-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 12, 2006, the Board of Directors approved amendments to Article VI, Section 6.01 of the Company’s Restated Bylaws to clarify that that the Company may issue uncertificated shares of its capital stock to the holders thereof and register their ownership on the books and records of the Company, a practice commonly referred to as registration in “book entry” form” and, consistent with recent amendments to Section 158 of the Delaware General Corporation Law, to eliminate the obligation of the Company to issue a certificate upon the request of an uncertificated shareholder. In addition, the Company added a new Section 6.06 to the by-laws that sets forth the procedures for the handling of lost, stolen, destroyed or mutilated share certificates.

The amended Restated Bylaws are effective as of April 12, 2006, and are attached as Exhibit 3 (ii) to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
3 (ii)	SUPERVALU INC. Restated Bylaws, as amended on April 12, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERVALU INC.
(Registrant)

Date: April 17, 2006

	By:	/s/ John P. Breedlove
John P. Breedlove
Associate General Counsel, Corporate Secretary
(Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit	Description of Exhibit
3 (ii)	SUPERVALU INC. Restated Bylaws, as amended on April 12, 2006